Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Quanex Corporation and management’s report on the effectiveness of internal control over financial reporting dated December 20, 2005, appearing in the Annual Report on Form 10-K of Quanex Corporation for the year ended October 31, 2005.

/s/ Deloitte & Touch LLP

Deloitte & Touche LLP

Houston, Texas

March 13, 2006